UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 8, 2020

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 8, 2020, JANA Partners LLC, a Delaware limited liability company, (“JANA”) and Bloomin’ Brands, Inc. (the “Company”) entered into an agreement (the “Agreement”), pursuant to which the size of the Board of Directors (the “Board”) will be increased to ten members and the Company will add two new independent directors (the “JANA Nominees”), effective July 1, 2020. The first independent director is expected to be John P. Gainor, Jr. and will be appointed as a Class III director for a term expiring at the Company’s 2021 annual meeting of stockholders and as a member of the Nominating and Governance Committee of the Board. The second new independent board member (the “Second Nominee”) will be either Scott Ostfeld or another individual mutually acceptable to JANA and the Company and will be appointed as a Class II director for a term expiring at the Company’s 2023 annual meeting of stockholders and as a member of the Audit Committee of the Board. Mr. Gainor and the Second Nominee remain subject to the Board’s customary review process for Board nominee candidates, except that Scott Ostfeld will be deemed reasonably acceptable to the Board. In addition, unless waived in writing by the Company, the Second Nominee must provide the Company with an irrevocable letter of resignation from the Board and all Board committees effective the day prior to the 2021 annual meeting of stockholders (“2021 Annual Meeting”), unless the Board elects not to accept such resignation.

Pursuant to the Agreement, JANA will withdraw its notice, dated January 30, 2020, of its intent to propose two director nominees for election at the 2020 Annual Meeting. The Agreement also provides that the Board will only nominate the incumbent Class II directors for re-election at the 2020 annual meeting of stockholders (“2020 Annual Meeting”) and, until the 2021 Annual Meeting, the Board will neither increase the size of the Board in excess of eleven (11), nor decrease the size of the Board so as to require the resignation of either JANA Nominee (or their replacement designees).
JANA has agreed to various customary standstill provisions for the duration of the Cooperation Period (as defined below), including, among other things and subject to certain exceptions, that JANA will not: (a) acquire any ownership interest of 14.99% or more of the Company’s common stock outstanding at such time, (b) sell securities of the Company to a third party that would result, to JANA’s knowledge, in such third party owning more than 4.9% of the common stock outstanding at such time, (c) propose or support a proposal for an extraordinary transaction involving the Company, or take any action relating thereto that would require public disclosure, (d) seek or propose (publicly or otherwise) to influence or control the management or policies of the Company, (e) participate in calling a stockholder meeting, submitting a proposal or taking certain other actions in furtherance of a proxy solicitation with respect to the Company, and (f) enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing.

JANA has also agreed that, during the Cooperation Period, it will vote its shares in favor of the election of directors nominated by the Company at any annual meeting or special meeting of the stockholders during the Cooperation Period in accordance with the Board’s recommendations on all matters and will not support any other proposals or encourage any withhold vote campaigns, except with respect to proposals relating to (a) authorizing or approving certain extraordinary transactions, (b) the implementation of takeover defenses, or (c) new or amended incentive compensation plans. The Company and JANA have agreed, subject to certain exceptions, that during the Cooperation Period neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the other party or any of its respective officers or directors.

During the Cooperation Period, if JANA nominates any candidate for election to the Board or seeks to elect or remove any directors of the Company other than as provided in the Agreement, any JANA Nominee that is an Affiliate or Associate (as defined in the Agreement) of JANA shall tender his or her immediate resignation from the Board and any committee on which he or she sits.

If either JANA Nominee resigns as a director or otherwise refuses to or is unable to serve as a director at any time prior to the end of the Cooperation Period, JANA may designate a replacement director that is independent of JANA, would be considered an independent director under NASDAQ listing rules and that is reasonably acceptable to the Board.

The “Cooperation Period” ends on the earliest of (a) sixty (60) calendar days prior to the start of the Company’s advance notice period for the nomination of directors at the 2021 annual meeting of stockholders under the Company’s Bylaws and (b) forty-five (45) calendar days after the date that both JANA Nominees (or their replacement designees) have resigned or departed from the Board. The Agreement terminates upon the expiration of the Cooperation Period, or earlier if JANA ceases to beneficially own 5% or more of the Company’s common stock or materially breaches the Agreement and such breach is not cured within three days after written notice from the Company.

This summary of the Agreement is subject to, and qualified by reference to, the full text of the Agreement filed as Exhibit 10.1 hereto.

Item 7.01	Regulation FD Disclosure

A copy of the joint press release issued by the Company and JANA on April 9, 2020 describing the entry into the Agreement is furnished as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement dated April 8, 2020 between Bloomin’ Brands, Inc. and JANA Partners LLC
99.1	Press release issued by the Company on April 9, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	April 9, 2020	By:	/s/ Kelly Lefferts
Kelly Lefferts
Executive Vice President, Chief Legal Officer and Secretary

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